Exhibit 99.1

News Release
Weatherford Reports Second Quarter Results
$0.10 per diluted share, excluding severance and investigation costs
GENEVA, SWITZERLAND, July 20, 2009 — Weatherford International Ltd. (NYSE: WFT) today reported second quarter 2009 income from continuing operations of $69 million, or $0.10 per diluted share, excluding an after tax loss of $0.04 for investigation and exit costs incurred in connection with the company’s withdrawal from sanctioned countries and severance costs principally associated with restructuring activities. Second quarter diluted earnings per share from continuing operations reflect a decrease of 77 percent over the second quarter of 2008 diluted earnings per share from continuing operations of $0.43, before non-recurring items, mainly due to a combination of record low seasonal activity in Canada and greater than anticipated pricing declines in both the United States and Canada.
Second quarter revenues were $1,995 million, or 11 percent lower than the same period last year, against a backdrop of a 35 percent decrease in global rig count. North America was responsible for the decline with revenues decreasing 44 percent against a 50 percent decline in rig count. International revenues were up 17 percent against a nine percent decrease in international rig count.
Sequentially, the company’s second quarter diluted earnings per share from continuing operations, before non-recurring items, were $0.17 lower than the first quarter of 2009 diluted earnings per share from continuing operations of $0.27, before non-recurring items. This decline was principally due to the continued curtailment of North American activity during the second quarter of 2009.
North America
Revenues for the quarter were $571 million, which is a 44 percent decrease over the same quarter in the prior year, as compared to a 50 percent rig count decrease. Sequentially, revenues were down 32 percent as compared to a 39 percent rig count decrease. Canadian rig activity registered its lowest levels in the last 10 years, as average rig count for the quarter was 89 rigs. This is 10 percent lower than the 1999 trough of 101 rigs.
Operating income was a loss of $1 million, which is down $225 million compared to the same quarter in the prior year and down $124 million sequentially, as margins were negatively impacted by pricing and activity. Aggressive cost cutting measures and apparent share gains only partially offset the impact of price deterioration and lower activity levels.
Middle East/North Africa/Asia
Second quarter revenues of $593 million were seven percent higher than the second quarter of 2008 and two percent higher than the prior quarter. Strong performances in Saudi Arabia, Kuwait, Yemen, Oman, India, Pakistan and China were partially offset by weakness in Egypt and Libya.
The current quarter’s operating income of $124 million decreased five percent as compared to the same quarter in the prior year and decreased eight percent as compared to the prior quarter due to lower pricing.

Europe/West Africa/FSU
Second quarter revenues of $365 million were six percent lower than the second quarter of 2008 and one percent lower than the prior quarter. Central Europe declined significantly, while Russian activity lingered near the trough activity levels seen during the prior quarter.
The current quarter’s operating income of $63 million declined 37 percent as compared to the same quarter in the prior year and 16 percent sequentially due to sales mix and lower pricing.
Latin America
Second quarter revenues of $466 million were 72 percent higher than the second quarter of 2008 and flat compared to the prior quarter. Mexico was the top performer on a sequential basis, while significant declines in Venezuela, Argentina and Colombia served as an offset.
The current quarter’s operating income of $86 million improved 47 percent as compared to the same quarter in the prior year and was seven percent lower when compared to the first quarter of 2009.
Reclassifications and Non-GAAP
Non-GAAP performance measures and corresponding reconciliations to GAAP financial measures have been provided for meaningful comparisons between current results and results in prior operating periods.

Conference Call
The company will host a conference call with financial analysts to discuss the 2009 second quarter results on July 20, 2009 at 9:30 a.m. (CDT). The company invites investors to listen to a play back of the conference call at the company’s website, http://www.weatherford.com in the “investor relations” section.
Weatherford is a Swiss-based, multi-national oilfield service company. It is one of the largest global providers of innovative mechanical solutions, technology and services for the drilling and production sectors of the oil and gas industry. Weatherford operates in over 100 countries and employs over 47,000 people worldwide.
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Contacts:	Andrew P. Becnel	+41.22.816.15.02
Chief Financial Officer

Nicholas W. Gee
	Vice President - Investor Relations	+44.1224.762945
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other things, Weatherford’s prospects for its operations which are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in Weatherford International Ltd.’s reports and registration statements filed with the SEC, include the impact of oil and natural gas prices and worldwide economic conditions on drilling activity, the outcome of pending government investigations, the demand for and pricing of Weatherford’s products and services, domestic and international economic and regulatory conditions and changes in tax and other laws affecting our business. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary materially from those currently anticipated.

Weatherford International Ltd.
Consolidated Condensed Statements of Income
(Unaudited)
(In 000’s, Except Per Share Amounts)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2009	2008	2009	2008
Net Revenues:
North America	$571,415	$1,012,244	$1,408,768	$2,102,606
Middle East/North Africa/Asia	592,908	556,251	1,174,854	1,078,135
Europe/West Africa/CIS	364,968	389,563	733,811	737,192
Latin America	465,541	271,192	933,540	507,209

	1,994,832	2,229,250	4,250,973	4,425,142

Operating Income (Expense):
North America	(709)	224,252	122,327	515,905
Middle East/North Africa/Asia	123,553	130,650	257,579	251,324
Europe/West Africa/CIS	62,614	99,016	137,557	192,229
Latin America	85,759	58,355	177,976	118,853
Research and Development	(46,113)	(44,430)	(95,134)	(87,069)
Corporate Expenses	(40,834)	(35,275)	(80,433)	(68,907)
Exit and Restructuring	(30,905)	64,356	(55,782)	(9,877)

	153,365	496,924	464,090	912,458

Other Income (Expense):
Interest Expense, Net	(93,498)	(62,399)	(184,561)	(115,202)
Other, Net	(3,871)	(5,282)	(17,410)	(4,783)

Income from Continuing Operations
Before Income Taxes	55,996	429,243	262,119	792,473

Provision for Income Taxes:
Provision for Operations	(8,829)	(57,875)	(44,633)	(138,806)
Benefit From Exit and Restructuring	3,388	—	6,729	7,306

	(5,441)	(57,875)	(37,904)	(131,500)

Income from Continuing Operations, Net of Taxes	50,555	371,368	224,215	660,973
Gain (Loss) from Discontinued Operation, Net of Taxes	—	6,940	—	(12,928)

Net Income	50,555	378,308	224,215	648,045
Net Income Attributable to Noncontrolling Interest	(8,574)	(7,324)	(17,432)	(12,860)

Net Income Attributable to Weatherford	$41,981	$370,984	$206,783	$635,185

Basic Earnings Per Share Attributable to Weatherford:
Income from Continuing Operations	$0.06	$0.53	$0.30	$0.95
Gain (Loss) from Discontinued Operation	—	0.01	—	$(0.02)

Net Income	$0.06	$0.54	$0.30	$0.93

Diluted Earnings Per Share Attributable to Weatherford:
Income from Continuing Operations	$0.06	$0.52	$0.29	$0.93
Gain (Loss) from Discontinued Operation	—	0.01	—	(0.02)

Net Income	$0.06	$0.53	$0.29	$0.91

Amounts Attributable to Weatherford Common Shareholders:
Income from Continuing Operations, Net of Taxes	$41,981	$364,044	$206,783	$648,113
Gain (Loss) from Discontinued Operation, Net of Taxes	—	6,940	—	(12,928)

Net Income	$41,981	$370,984	$206,783	$635,185

Weighted Average Shares Outstanding:
Basic	700,424	681,870	699,375	681,030
Diluted	709,412	701,927	706,024	699,507

1

Weatherford International Ltd.
Selected Income Statement Information
(Unaudited)
(In 000’s)

	Three Months
	Ended
	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008
Net Revenues:
North America	$571,415	$837,353	$1,177,936	$1,179,605	$1,012,244
Middle East/North Africa/Asia	592,908	581,946	675,513	637,872	556,251
Europe/West Africa/CIS	364,968	368,843	393,005	408,993	389,563
Latin America	465,541	467,999	388,172	314,326	271,192

	$1,994,832	$2,256,141	$2,634,626	$2,540,796	$2,229,250

Operating Income (Expense):
North America	$(709)	$123,036	$296,407	$312,887	$224,252
Middle East/North Africa/Asia	123,553	134,026	163,238	146,450	130,650
Europe/West Africa/CIS	62,614	74,943	88,158	102,385	99,016
Latin America	85,759	92,217	88,720	69,521	58,355
Research and Development	(46,113)	(49,021)	(53,564)	(52,026)	(44,430)
Corporate Expenses	(40,834)	(39,599)	(35,355)	(30,750)	(35,275)
Exit and Restructuring	(30,905)	(24,877)	(16,253)	(13,727)	64,356

	$153,365	$310,725	$531,351	$534,740	$496,924

Supplemental Information
(Unaudited)
(In 000’s)

	Three Months
	Ended
	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008
Depreciation and Amortization:
North America	$77,253	$75,098	$80,555	$79,619	$75,093
Middle East/North Africa/Asia	60,921	57,634	55,587	49,138	45,982
Europe/West Africa/CIS	35,190	34,678	33,825	31,911	27,600
Latin America	35,971	30,442	30,331	23,561	20,368
Research and Development	2,017	1,933	1,931	1,902	1,867
Corporate	2,341	1,609	1,449	1,000	800

	$213,693	$201,394	$203,678	$187,131	$171,710

2

We report our financial results in accordance with generally accepted accounting principles (GAAP). However, Weatherford’s management believes that certain non-GAAP performance measures and ratios may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. One such non-GAAP financial measure we may present from time to time is operating income or income from continuing operations excluding certain charges or amounts. This adjusted income amount is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for operating income, net income or other income data prepared in accordance with GAAP. See the table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended June 30, 2009, March 31, 2009, and June 30, 2008 and for the six months ended June 30, 2009 and June 30, 2008. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.
Weatherford International Ltd.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share data)

	Three Months Ended						Six Months Ended
	June 30,		March 31,		June 30,		June 30,	June 30,
	2009		2009		2008		2009	2008
Operating Income:
GAAP Operating Income	$153,365		$310,725		$496,924		$464,090	$912,458
Exit and Restructuring	30,905	(a)	24,877	(b)	(64,356)	(c)	55,782	9,877	(d)

Non-GAAP Operating Income	$184,270		$335,602		$432,568		$519,872	$922,335

Provision for Income Taxes:
GAAP Provision for Income Taxes	$(5,441)		$(32,463)		$(57,875)		$(37,904)	$(131,500)
Tax impact of Exit and Restructuring	(3,388)	(a)	(3,341)	(b)	—	(c)	(6,729)	(7,306	)(d)

Non-GAAP Provision for Income Taxes	$(8,829)		$(35,804)		$(57,875)		$(44,633)	$(138,806)

Income from Continuing Operations Attributable to Weatherford:
GAAP Income from Continuing Operations	$41,981		$164,802		$364,044		$206,783	$648,113
Total Exit and Restructuring, net of tax	27,517	(a)	21,536	(b)	(64,356)	(c)	49,053	2,571	(d)

Non-GAAP Income from Continuing Operations	$69,498		$186,338		$299,688		$255,836	$650,684

Diluted Earnings Per Share From Continuing Operations Attributable to Weatherford:
GAAP Diluted Earnings per Share From	$0.06		$0.23		$0.52		$0.29	$0.93
Continuing Operations
Total Exit and Restructuring, net of tax	0.04	(a)	0.04	(b)	(0.09)	(c)	0.07	0.00	(d)

Non-GAAP Diluted Earnings per Share
From Continuing Operations	$0.10		$0.27		$0.43		$0.36	$0.93

Note (a): This amount represents investigation costs incurred in connection with on-going investigations by the U.S. government and costs related to the Company’s withdrawal from sanctioned countries. Also included are severance charges associated with the Company’s reorganization activities.

Note (b): This amount represents investigation costs incurred in connection with on-going investigations by the U.S. government. Also included are severance charges associated with the Company’s reorganization activities.

Note (c): This amount represents a gain on the restructuring of a Qatar operation into a JV, partially offset by investigation and exit costs incurred in connection with the Company’s withdrawal from sanctioned countries.

Note (d): This amount represents investigation costs incurred in connection with on-going investigations by the U.S. government and costs related to the Company’s withdrawal from sanctioned countries. Also included are severance charges associated with the Company’s reorganization activities. These charges were partially offset by a gain on the restructuring of a Qatar operation into a JV.